Exhibit 3.1

CERTIFICATE OF LIMITED PARTNERSHIP

OF

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

January 21, 2010

This Certificate of Limited Partnership, dated January 21, 2010, has been duly executed and is filed pursuant to Section 17-201 of the Delaware Revised Uniform Limited Partnership Act (the “Act”) to form a limited partnership (the “Partnership”) under the Act.

1. Name. The name of the Partnership is “Chesapeake Midstream Partners, L.P.”

2. Registered Office; Registered Agent. The address of the registered office required to be maintained by Section 17-104 of the Act is:

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

The name and address of the registered agent for service of process required to be maintained by Section 17-104 of the Act are:

The Corporation Trust Company

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

3. General Partner. The name and the business address of the general partner are:

Chesapeake Midstream GP, L.L.C.

777 NW Grand Boulevard

Oklahoma City, Oklahoma 73118

4. This Certificate shall become effective upon filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Limited Partnership as of the date first written above.

CHESAPEAKE MIDSTREAM PARTNERS, L.P.

By:	Chesapeake Midstream GP, L.L.C.,
its General Partner

By:	/s/ Jennifer Grigsby
Name:	Jennifer Grigsby
Title:	Corporate Secretary

Signature Page to

Certificate of Limited Partnership of Chesapeake Midstream Partners, L.P.